DIRECTORS AND OFFICERS OF
FREDERICK BREWING CO.

ANNUAL REPORT ON FORM 10-KSB

POWER OF ATTORNEY

          The undersigned directors and officers of Frederick Brewing Co., a Maryland corporation (the “Corporation”), do hereby constitute and appoint, James M. Gehrig and Patrick J. Leddy and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him and in his name, place and stead, to execute and file with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934 an Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, with any and all amendments, supplements and exhibits, thereto and to execute and file any and all other documents to be filed with the Commission in connection therewith, each such attorney to have full power to act with or without the others, and to have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary, advisable or appropriate to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

          EXECUTED as of March 19, 2001

/s/ C. DAVID SNYDER	/S / CHRISTOPHER J. LIVINGSTON

C. David Snyder, Chairman, Chief Executive Officer and Treasurer	Christopher J. Livingston, Director and President
/S / DAVID L. STITH
James M. Gehrig, Chief Financial Officer (Principal Financial and Accounting Officer)
David L. Stith, Director
/S / GLENN E. CORLETT

Glenn E. Corlett, Director